SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 10, 2026
Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12222 Merit Drive, Suite 1450, Dallas, TX 75251
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 8.01	Other Events.

Zion Oil and Gas, Inc., a Texas corporation, which has an active petroleum exploration operation onshore Israel under its Megiddo Valleys License 434 of approximately 75,000 acres in the Megiddo-Jezreel area, announces that field operations have commenced for the planned sidetrack phase of the Megiddo-Jezreel #2 well in Israel. Zion has re-entered the well and is currently in the process of drilling out the temporary plug. Following this step, the team will condition the wellbore downhole and proceed with the planned horizontal sidetrack drilling.

Zion Oil & Gas Chairman/CEO, Robert Dunn said that. “Our team has safely re-entered the well, and we are moving carefully through the required steps that prepare us for the planned sidetrack drilling. We remain focused on executing the approved work plan safely, efficiently, and with gratitude for the opportunity before us.” Zion is also pleased to report that its drilling rig has been re-certified and recommissioned in accordance with regulatory requirements, and as a fitting tribute, the rig has officially been renamed JB-1 in honor of Zion’s Founder, John Brown. John’s vision, faith, and perseverance established Zion’s mission of exploring for oil and gas onshore in Israel, and the Company is grateful to honor his legacy as this important phase of operations begins.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1 – Press release dated June 10, 2026

104 – Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: June 10, 2026	By:	/s/ Robert Dunn
Robert Dunn
Chief Executive Officer